EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 1999, except for Note XVI as to which the date is September 3, 1999, relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Southern Union Company, which is incorporated by reference in Southern Union Company's Annual Report on Form 10-K for the year ended June 30, 1999.


                           PRICEWATERHOUSECOOPERS LLP
                           PricewaterhouseCoopers LLP


Austin, Texas
September 20, 2000